NOTICE OF STOCKHOLDERS' MEETING


To: The Stockholders of MPM Technologies Inc. (a Washington Corporation)

NOTICE IS HEREBY GIVEN that a meeting of stockholders of MPM Technologies Inc., will be held at Cavanaugh's Inn At The Park, Ballroom D, W. 303 North River Drive, Spokane, Washington, on September 14, 1998 at 9:00 a.m. local time, for the following purposes:

     1.   Election of Directors

     2.   To amend the 1989 Stock Option Plan

     3. To consider and act upon any other matters which may properly come before the meeting.

The Board of Directors has fixed the close of business on August 21, 1998 as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting. This notice and Proxy Statement and the enclosed form of proxy are being sent to stockholders of record at the close of business on or about August 27, 1998 to enable such stockholders to state their instructions with respect to the voting of the shares. Proxies should be returned to TranSecurities International, Inc., 2510 N. Pines Road, Suite 202, Spokane, Washington 99206-7624 in the reply envelope enclosed.

By Order of the Board of Directors,



Robert D. Little
Corporate Secretary


August 27, 1998/Date of Mailing



    WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD IN THE REPLY
                              ENVELOPE ENCLOSED.
                                  RELATING TO
                          ANNUAL SHAREHOLDERS MEETING
                              TO PROXY STATEMENT
                       TO BE HELD ON SEPTEMBER 14, 1998


                                 INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of MPM Technologies Inc., (MPM) a Washington corporation, to holders of shares of MPM stock, in connection with the solicitations by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on September 14, 1998, and any adjournment or adjournments thereof, for the purpose set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and Annual Report for the year ended December 31, 1997, are first being mailed to shareholders on or about August 27, 1998.

                    VOTING AT ANNUAL MEETING

The Board of Directors of the Corporation has fixed the close of business on August 21, 1998 as the date of record (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 1,837,569 issued shares of common stock entitled to vote. A majority of such shares will constitute a quorum for the transactions of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to vote at the Annual Meeting. All action proposed herein may be taken upon a favorable vote of the holders of a majority of such shares of common stock represented at the Annual Meeting, provided a quorum is present at the meeting in person or by proxy.

Proxies Shares of common stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted: (a) FOR the election of three individuals to the Corporation's Board of Directors;; (b) FOR the amendment to the 1989 Stock Option Plan and (c) at the discretion of the proxy holder, any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Corporation or by attending the Annual Meeting and voting in person. A proxy is not revoked by the death or incompetence of the maker unless before the authority granted thereunder is exercised, written notice of such death or incompetence is received by the Company from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such proxy.

The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mails, directors, officers, employees or consultants without compensation, may solicit proxies personally or by telephone or telegram.


                           PURPOSE OF ANNUAL MEETING

Election of Directors

It is intended that the proxies solicited hereby will be voted FOR election of the nominees for director listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why the nominees will be unable to accept election. However, if any present member becomes unable to accept election, the Board of Directors will select substitute nominees. If substitute nominees are selected, proxies will be voted in favor or such nominees.

The Board of Directors is divided into three classes, with the term of office of each class ending in successive years. The term of directors of Class I expires with the 1998 Annual Meeting, the term of Directors of Class II expires with the 1999 Annual Meeting and the term of directors of Class III expires with the 2000 Annual Meeting.

Nominee The nominees for Class I directors whose term, if elected, will expire in 2001.

CLASS I - Three-Year Term

Glen Hjort, age 46, was appointed Director of the Company by the Board of Directors in February 1998. Mr. Hjort received a B.S. in Accounting at the University of Illinois in 1979, C.P.A. Certificate in 1980 and C.I.S.A. Certificate in 1993. From 1993-1996 he was CFO for a small publicly traded franchiser and retailer where is was responsible for all accounting, personnel and administrative functions for the corporate offices and corporate stores. From 1996 to present, Mr. Hjort has been sole proprietor - Accounting and Consulting Practice servicing numerous corporate clients in a wide variety of industries. He is a member of the American Institute of Certified Public Accounts, Illinois CPA Society and Information Systems Audit and Control Association.

Shares Beneficially Owned:  2,112
Percent of Class:   .11%
A Director Since:  1998

Anthony L. Lee, age 63, was appointed Director of the Company by the Board of Directors in February 1998. Mr. Lee received a B.S. in Chemical Engineering from the University of California, Berkeley, an M.S. in Chemical Engineering from the Missouri School of Mines and completed Ph.D course requirements at the Illinois Institute of Technology. Since joining the staff of the Institute of Gas Technology in 1961, Mr. Lee has been director of the API's Project 65 and has supervised research on the transport and thermodynamic properties of fluids, liquefied natural gas, coal gasification, gas process and catalysis.
He is a member of the American Institute of Chemical Engineers and the American Chemical Society. Mr. Lee is a registered professional engineer in the State of Illinois and in the Province of Ontario, Canada.

Shares Beneficially Owned:  2,667
Percent of Class:   .15%
A Director Since:  1998

Michael J. Luciano, age 45, was appointed Director of the Company by the Board of Directors in February 1998. Mr. Luciano is co-owner of Morris County Sanitation Services, E. Hanover, NJ where he is involved in acquisitions, governmental regulatory permitting and compliance. He is the owner of MJL Associates, a company providing consulting services in solid waste facilities, permitting, construction and operations.


Shares Beneficially Owned:  10,353
Percent of Class:  .56%
A Director Since:  1998

MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEE TO THE BOARD OF DIRECTORS OF THE COMPANY.


                       AMEND THE 1989 STOCK OPTION PLAN

The Board of Directors are proposing to amend the 1989 Stock Option Plan (the "Plan") to increase the number of shares of common stock issuable under the Plan by TWO HUNDRED FIFTY THOUSAND (250,000) shares of common stock.. There are currently 102,334 shares outstanding in the Plan. If ratified by the shareholders, the Plan would have 352,334 shares.

The Board of Directors believes that increasing the number of shares in the Plan would, among other things, continue to promote the interests of the Company and its subsidiaries and its stockholders by attracting, retaining and stimulating the performance of officers, directors and key salaried employees. The Board of Directors feels the proposed amendment to increase the number of shares in the Plan is of vital importance in light of the recently acquired AirPol Environmental Inc. and to further the goals of future acquisitions.

 MANAGEMENT RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE 1989 STOCK
                                  OPTION PLAN


                                OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying Proxy will be voted thereon in the discretion of the persons named as proxies. The Company's Annual Report for the fiscal year ended December 31, 1997, is enclosed with this Proxy Statement.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

CLASS II - Three-Year Term expiring 1999

Charles A. Romberg, age 49, is President and Director of the Company. Mr. Romberg is President of Andre-Romberg Insurance Brokerage of Spokane, WA. Over the past eighteen years Mr. Romberg has helped clients restructure existing businesses and launch a variety of new ventures. From 1985 - 1990 Mr. Romberg was Secretary of MPM and has been Company President since 1990.

Shares Beneficially Owned:  3,557
Percent of Class:  .19%
A Director Since: 1985

Myron Katz, age 67, is Vice President and Director of the Company. Mr. Katz has over 30 years of diversified administrative and managerial experience. From 1956-1987, he was the President of Central Credit Clearing Bureau in Newark and East Orange, New Jersey. From 1980-1988, he was a partner in MADD Exploration, an affiliate of the Company. Mr. Katz is currently a private consultant facilitating various business ventures.

Shares Beneficially Owned:  87,503
Percent of Class:  4.76%
A Director Since:  1985

Daniel D. Smozanek, age 72, is Treasurer and Director of the Company. Mr. Smozanek was owner and President of Spring House Tree Service in Summit, New Jersey from 1947-1972. From 1972-1980, he was a partner in land development and real estate sales in Montana. During this time, he was engaged in the exploration of 29 mining claims in the Flathead National Forest. From 1980-1988, Mr. Smozanek was a partner in MADD Exploration, an affiliate of the Company.

Shares Beneficially Owned:  106,402
Percent of Class:  5.79%
A Director Since:  1985


CLASS III - THREE-YEAR TERM EXPIRING 2000

Nominee's Name, Position with the Company, Principal occupation(s), Age and Ownership.

L. Craig Cary Smith, age 49, is a Director of the Company. He is a 1981 graduate of Gonzaga University Law School and was admitted to the Washington State Bar that same year. Mr. Smith is a partner in general practice at Smith and Hemingway, P.S., in Spokane, Washington.

Shares Beneficially Owned:  1,335
Percent of Class:   .07%
A Director Since:  1985

Alfred J. Luciano, age 67, is Chairman of the Board of Directors. Mr. Luciano was founder and President of Farm Harvesting Company of Morristown, NJ from 1950-1978. From 1960 - 1980, he was founder and President of A-L Services. Mr. Luciano is past president of Associated Independent Contractors of the State of New Jersey. He was co-founder and director of First Morris Bank in Morristown, NJ. From 1980 - 1988, Mr. Luciano was a partner in MADD Exploration, an affiliate of the Company. From 1985 - present, he has been in charge of the commercialization, development and marketing of the Skygas technology.

Shares Beneficially Owned:  85,760
Percent of Class:  4.67%
A Director Since: 1992

Richard E. Appleby, age 57, is Vice President and Director of the Company. Mr. Appleby was Superintendent and Manager of A-L Services and Farm Harvesting from 1957-1973. From 1973-1980, he was Vice President of A-L Services and has been President of A-L Services since 1980. Mr. Appleby was a partner in MADD Exploration, an affiliate of the Company from 1980 - 1988.

Shares Beneficially Owned:    149,747
Percent of Class:  8.15%
A Director Since: 1985

                            PRINCIPAL SHAREHOLDERS

There are 688 shareholders of record and the Company estimates that there are approximately 2,200 beneficial shareholders. The following table sets forth the identity of the beneficial owners of more than five percent (5%) of the outstanding shares of MPM Common Stock as of the date hereof:

                                   Common         Percentage
Shareholder                   Stock Owned     of Outstanding
-------------------------   ---------------   ----------------
Richard E. Appleby                149,747              8.15%
U.S. Filter Corporation           146,667              7.98%
Unitel Technologies, Inc.         133,334              7.26%
Daniel D. Smozanek                106,402              5.79%


                         TRANSACTIONS WITH MANAGEMENT

During 1995, the Company issued 100,000 shares of previously unissued common stock to acquire an additional 7.21 percent interest in Nupower Partnership from an unrelated partner. This stock had a fair market value of $62,500, but the acquired interest had a deficit capital account balance from the former partner of $119,249. The Company now owns 58.21% of the partnership.

The Company has contracted with R.D. Little Company to provide shareholder and investor relations services. R.D. Little Company is owned by Robert D. Little, Secretary of the Company.

                            EXECUTIVE COMPENSATION

Current Remuneration

None of the officers or directors is compensated for his services as an officer or director. Each is reimbursed for out-of-pocket expenses incurred on Company business.


       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FYE OPTION/SAR VALUES


                                                                Unexercised in
                                                                     the money
                                                                  Options/Sars
                                        Number of Unexercised      at FYE 1997
         Shares Acquired     Value      Options/SARs FYE 1997     Exercisable/
Name         On Exercise  Received  Exercisable/Unexercisable    Unexercisable
------------------------------------------------------------------------------

Charles A.
Romberg,
President &                            34,778 Exercisable             $205,406
Director                                                           Exercisable

Robert D.
Little,                                27,000 Exercisable             $159,469
Secretary                                                          Exercisable

L. Craig C.
Smith,
Director                               39,223 Exercisable             $231,656
                                                                   Exercisable

Proposed Remuneration

It is not contemplated that any salaries will be paid unless, and until such time as, the Company may require full-time commitments from any officer or director.

Incentive and Compensation Plans and Arrangements.

The Company has no retirement, profit sharing, pension or insurance plans covering its officers and directors.

1989 Stock Option Plan

The shareholders of the Company, at the Annual Shareholders Meeting on May 22, 1989, voted to approve the 1989 Stock Option Plan (the "Plan") a stock option plan for selected officers, directors and employees of the Company. The purpose of the Plan is to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected officers, directors and employees and giving them the opportunity to acquire a proprietary interest in the Company's business and an increased personal interest in this continued success and progress.

This Plan shall be administered by a Committee of the Board of Directors (The "Committee"). The Committee shall have the authority in its discretion to determine all matters relating to the options to be granted under the Plan, including selection of the individuals to be granted options, the number of shares to be subject to each grant, the date of grant, the termination of the options, the option term, vesting schedules, and all other terms and conditions thereof. Options and Stock Appreciation Rights shall be evidenced by written agreements which shall contain such terms and conditions as may be determined by the Committee. The Option price at which shares may be purchased upon exercise of a particular option shall be such price as may be fixed by the Committee. The term during which options and Stock Appreciation Rights may be granted under this Plan shall expire as set in the discretion of the Committee.

The aggregate number and class of shares on which options and Stock Appreciation Rights may be granted under this Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), of each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a split up or consolidation of shares, or any spin-off, spin-out, split-up, or other distribution of assets to shareholders or any like capital adjustment or the payment of any such stock dividend, or any other increase or decrease in the number of shares of common stock of the Company without the receipt of consideration by the Company or assumption and conversion of outstanding grants due to an acquisition.

Change of Control Arrangement

There are currently no changes of control arrangements in place.

 Change in and Disagreements with accountants on Accounting and Financial Disclosure.

The Company was recently informed that independent auditor, Terrence J. Dunne, PS would not be able to perform the audit FYE 1998. The Company was further informed that there have been no disagreements with management as to accounting principles, auditing procedures or other similarly significant matters and that Terrence J. Dunne PS is not aware of any information or facts that would impair the integrity of management of MPM Technologies, Inc.

The Company is currently interviewing prospective accounting firms to perform the independent audit of the corporation FYE 1998.


Indemnification of Directors

The Washington Business Corporation Act (the "Washington Business Act") provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The effect of such provisions is to indemnify the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action suit or proceeding in which they are involved by reason of their affiliation with the Company, to the fullest extent permitted by law.

Compliance with Section 16(a) of the Securities Exchange and Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and persons who own beneficially more than ten (10%) percent of the common stock of the Company, to file reports of ownership and changes in ownership, with the Securities and Exchange Commission. Copies of all reports are required to be furnished to the Company pursuant to Section 16(a). Based on the reports received by the Company, the Company believes that the directors, officers, and greater than ten (10%) percent beneficial owners, complied with all applicable reporting requirements during the year ended December 31, 1997.

Information on Committees of the Board of Directors and Meetings

During the fiscal year ended December 31, 1997, the Board of Directors met six times and all Board members attended at least 75 percent of the meetings. The Board of Directors has established an Audit Committee and Compensation Committee. The Company has no Nominating Committee and the full Board of Directors selects nominees for election as directors.

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit, reviews management's evaluation of the Company's system of internal controls, and reviews non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. The Audit Committee will also review at least annually reimbursement of costs by the company and subsidiaries. The Audit Committee currently consists of Charles A. Romberg, President of the Company and two independent directors, Glen Hjort and Anthony L. Lee. The Audit Committee was established in 1998.

The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other key employees of the Company, administers the 1989 Stock Option Plan and recommends policies relating to benefit plans. The Compensation Committee currently consists of Daniel D. Smozanek, Richard E. Appleby, Myron Katz and L. Craig Cary Smith. In 1997, the Compensation Committee met five times.

                                  FORM 10-KSB

Any shareholder of record may obtain a copy of the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, by written request to the Company. Executive Offices are located at 222 W. Mission Ave., Ste. 30, Spokane, WA 99201-2347.

BY ORDER OF THE BOARD OF DIRECTORS


Charles A. Romberg
President


                             MPM TECHNOLOGIES INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                    FOR THE
             ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 14, 1998
                                 AT 9:00 A.M.
                    CAVANAUGH'S INN AT THE PARK, BALLROOM D
                           W . 303 NORTH RIVER DRIVE
                              SPOKANE, WASHINGTON

The undersigned appoints Charles A. Romberg and Daniel D. Smozanek, each of them proxies of the undersigned, with full power of substitution, to vote all shares of MPM Technologies, Inc., the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held September 14, 1998 or at any adjournment thereof, with all powers the undersigned would have if personally present.

THE SHARES WILL BE VOTED AS DIRECTED WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

MANAGEMENT RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS.


1.  ELECTION OF DIRECTORS

[  ]    FOR all nominees listed below (except as marked).  To withhold authority for any individual, place an N next to that person's name.

___ Glen Hjort              ___Anthony L. Lee            ___Michael J. Luciano

[  ] WITHHOLD AUTHORITY  to vote for all nominees listed above.

2.  To approve the amendment to the 1989 Stock Option Plan

     [   ] FOR               [  ] AGAINST                [  ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign. For a corporation, the full corporation name should be signed by a duly authorized officer who should state his/her title. For a partnership, an authorized person should sign in partnership name.

Date_______________, 1998.


Signature___________________________   Signature Partnership___________________


Signature
(If jointly held)___________________   Signature Corporation___________________